Exhibit 99.1

FOR IMMEDIATE RELEASE

Owens-Brockway Glass Container Inc. Launches $500 Million Bond Offering

PERRYSBURG, Ohio (May 6, 2020) — O-I Glass, Inc. (the “Company”) announced that Owens-Brockway Glass Container Inc. (“OB Glass”), an indirect wholly owned subsidiary of the Company, intends to offer, subject to market and other conditions, $500 million aggregate principal amount of senior notes due 2027 in a private offering to eligible purchasers under Rule 144A and Regulation S of the U.S. Securities Act of 1933, as amended (the “Securities Act”). OB Glass’s obligations under the senior notes will be guaranteed on a joint and several basis by Owens-Illinois Group, Inc. (“OI Group”) and certain U.S. domestic subsidiaries of OI Group that are guarantors under OI Group’s credit agreement.

OB Glass intends to use the net proceeds received from this offering to (i) redeem the remaining €118 million aggregate principal amount (approximately $130 million based on the March 31, 2020 exchange rate of €1.00 = $1.101) of the outstanding 4.875% Senior Notes due 2021 issued by OI European Group B.V. (“OI Europe”) and (ii) repay $105 million of outstanding borrowings under a bilateral term loan due 2021, with the remaining net proceeds to be used to redeem a portion of OB Glass’s outstanding 5.000% Senior Notes due 2022.

The senior notes and the guarantees have not been registered under the Securities Act, or applicable state securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Unless so registered, the senior notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the senior notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

The information contained in this news release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes or the guarantees, nor shall there be any sale of the senior notes and the guarantees in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This announcement contains inside information by OI Group and OI Europe under Regulation (EU) 596/2014 (16 April 2014).

###

About O-I

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to make more of it than any other glass bottle or jar producer in the world. We love that it’s beautiful, pure and completely recyclable. With global headquarters in Perrysburg, Ohio, we are the preferred partner for many of the world’s leading food and beverage brands. Working hand and hand with our customers, we give our passion and expertise to make their bottles iconic and help build their brands around the world. With more than 27,500 people at 78 plants in 23 countries, O-I has a global impact, achieving revenues of $6.7 billion in 2019.

###

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the Company’s ability to obtain the benefits it anticipates from the Corporate Modernization, (2) risks inherent in, and potentially adverse developments related to, the Chapter 11 bankruptcy proceeding involving the Company’s wholly owned subsidiary Paddock Enterprises, LLC (“Paddock”), that could adversely affect the Company and the Company’s liquidity or results of operations, including the impact of deconsolidating Paddock from the Company’s financials, risks from asbestos-related claimant representatives asserting claims against the Company and potential for litigation and payment demands against us by such representatives and other third parties, (3) the amount that will be necessary to fully and finally resolve all of Paddock’s asbestos-related claims and the Company’s obligations to make payments to resolve such claims under the terms of its support agreement with Paddock, (4) the Company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the Company’s operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address the Paddock’s legacy liabilities, (5) the Company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (6) the Company’s ability to achieve its strategic plan, (7) foreign currency fluctuations relative to the U.S. dollar, (8) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt on favorable terms, (9) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to Brexit, economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, natural disasters and weather, (10) the impact of COVID-19 and the various governmental, industry and consumer actions related thereto, (11) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (12) consumer preferences for alternative forms of packaging, (13) cost and availability of raw materials, labor, energy and transportation, (14) consolidation among competitors and customers, (15) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (16) unanticipated operational disruptions, including higher capital spending, (17) the Company’s ability to further develop its sales, marketing and product development capabilities, (18) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (19) the ability of the Company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (20) changes in U.S. trade policies, and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and any subsequently filed Quarterly Report on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this news release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. The Company’s forward-looking statements speak only as of the date made. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this news release.

SOURCE: O-I Glass, Inc.

For further information, please contact:

Chris Manuel

Vice President, Investor Relations

567-336-2600

chris.manuel@o-i.com